Exhibit 99.2

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces $400 Million Share Repurchase Authorization and Quarterly Cash Dividend of $0.50 per Share

Ewing, N.J. – April 30, 2026 – Universal Display Corporation (Nasdaq: OLED), a global leader in energy-efficient OLED technologies and materials, announced today that its Board of Directors has authorized a new share repurchase program of up to $400 million of the Company’s common stock. This authorization is incremental to the $100 million share repurchase program approved in April 2025, which was fully utilized through the first quarter of 2026. In addition, the Board declared a second quarter cash dividend of $0.50 per share on the Company’s common stock.

“The Board’s approval of this new share repurchase authorization, together with our quarterly dividend, underscores our commitment to returning capital to shareholders through a disciplined and balanced capital allocation framework,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display Corporation.

“We generate strong and consistent free cash flow, which we deploy across three priorities: investing in organic growth and innovation, including advancing phosphorescent blue; pursuing selective, high-return inorganic opportunities; and returning capital to shareholders through dividends and share repurchases. Over the last twelve months, we returned more than $187 million to shareholders through dividends and share repurchases, while maintaining a strong balance sheet and financial flexibility. This authorization reflects our confidence in the long-term growth of OLED and our ability to drive sustained shareholder value.”

Share Repurchase Authorization

The $400 million repurchase authorization is effective immediately and permits shares of the Company’s common stock to be repurchased from time to time at management's discretion through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions, or transactions otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The repurchase program has no expiration date, does not require the Company to repurchase any specified number of shares, and may be modified, suspended or discontinued at any time at the Company’s discretion. Repurchases under this program are expected to be funded from the Company’s existing cash and investments or future cash flow.

Second Quarter 2026 Dividend

The Board also approved a second quarter cash dividend of $0.50 per share on the Company's common stock, payable on June 30, 2026, to shareholders of record on June 16, 2026. The dividend reflects the Company’s expected continued cash flow generation, and commitment to returning capital to its shareholders. Future dividends will be subject to Board approval.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 7,000 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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